Exhibit 99.2
Investor Presentation August 2011 Executive Summary

Large and highly fragmented industry North American industrial distribution market is broadly defined at +$200 billion in 2010 (1) Of these companies in the Industrial Distribution Market, Lawson ranked 28th by sales revenue in 2009 (2) 1 Rexel $16,200 12 Motion Industries $2,900 2 Wolseley $14,400 13 Fastenal $1,930 3 Worth $9,500 14 Applied Industrial Technologies $1,900 4 HD Supply $7,400 15 WinWholesale $1,600 5 WW Grainger $6,200 16 MSC Industrial Direct $1,500 6 Anixter $5,100 17 Interline Brands $1,100 7 Wesco International $4,600 18 Edgen Murray $773 8 Wilson Industries $4,600 19 Kaman Industrial Technologies $646 9 Graybar $4,400 20 F.W. Webb $600 10 Airgas $3,900 24 Barnes Distribution $417 11 Mcjunkin - Red Man $3,700 28 Lawson Products $379 The MRO Industry is Highly Fragmented with Significant Opportunity (1) Source: Modern Distribution Management, March 10,2011 (2) Source: Industrial Distribution Magazine, The Big 50 List, October 2010 Rank Company Rev (m) Rank Company Rev (m) 2

Lawson Products is Poised to Grow in the Industry 3 Company Overview Founded in 1952 by Sid Port who had an entrepreneurial vision Listed on NASDAQ (Ticker: LAWS) since 1970; majority of stock was family held) Serves industrial, commercial, institutional & government markets in all 50 U.S. states, Canada & Puerto Rico Supplies 300,000+ products Fasteners, cutting tools, chemicals, abrasives, safety, welding, hydraulic & automotive products Headquartered in Des Plaines, IL 6 distribution centers, 1 repackaging facility & 1 corporate HQ ~2,000 employees & independent sales agents In 2005, new leadership took over the company and developed a multi-year business transformation plan

The Team Identified our Competitive Advantages 4 4 Strong financial position allows Lawson to invest in growth...

Extensive Customer Feedback Confirmed our Strengths and Opportunities 5 Lawson actively seizing these opportunities Leveraging our core business + pursuing new initiatives focused on serving market with "unplanned" product needs *September 2010 survey of 240 MRO customers Current Strength 75% prefer ordering through field sales representatives 82% say technical support very important Virtually all prefer domestic products and most willing to pay more for them Opportunities 88% also want web ordering option 73% of purchasing agents prefer to use multiple vendors to get the right expertise "Fast shipping" was rated as most important item among 20 MRO vendor dimensions Customer Feedback

Three Strategic Initiatives Are Helping Us Realize the Business Potential 6 6 ERP Implementation Network Optimization Sales Transformation Through these initiatives, we will deliver an enhanced customer experience, support sales growth and improve operating performance

Our Vision, Mission, and Values Guide our Strategic Plan

8 Q&A